EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Kentucky First Federal Bancorp on Form S-8 (File No. 333-130243) of our report dated September 28, 2009 on our audits of the consolidated financial statements of Kentucky First Federal Bancorp as of June 30, 2009 and 2008, and for each of the two years in the period ended June 30, 2009, incorporated by reference in this Form 10-K of Kentucky First Federal Bancorp for the year ended June 30, 2009.

/s/ BKD, LLP

Cincinnati, Ohio
September 28, 2009